EXHIBIT 4.2

                                U.S. ENERGY CORP.
                             1998 STOCK OPTION PLAN
            As adopted by the Board of Directors on June 15, 1998 and
            constituting a restatement of the 1989 Stock Option Plan,
                which was Amended September 1, 1992, September 3,
                  1993, January 6, 1994, December 22, 1995, and
                               December 13, 1996.

         1. Purpose. Restrictions on Amount Available Under the Plan. This 1998 Stock Option Plan (the "Plan") is intended to encourage stock ownership by employees, consultants and directors of U.S. Energy Corp. (the "Corporation"), its divisions and Subsidiary Corporations, so that they may acquire or increase their proprietary interest in the Corporation, and to encourage such employees and directors to remain in the employ of the Corporation and to put forth maximum efforts for the success of the business. It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code of 1986 and the regulations issued thereunder (the "Code"), and options granted by the Committee pursuant to
Section 7 of this Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options").

         2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

                  (a) "Disability" shall mean an Optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

                  (b) "Fair Market Value" per share as of a particular date shall mean the last sale price of the Corporation's Common Stock as reported on a national securities exchange or on the NASDAQ National Market System or, if last sale reporting quotation is not available for the Corporation's Common Stock, the average of the bid and asked prices of the Corporation's Common Stock as reported by NASDAQ or in the National Quotation Bureau, Inc.'s "Pink Sheets" or, if such quotations are unavailable, the value determined by the Committee (as hereinafter defined) in accordance with their discretion in making a bona fide, good faith determination of fair market value.

                  (c) "Parent Corporation" shall mean any corporation (other than the employer corporation) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an Option, each of the corporations other than the employer corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (d) "Subsidiary Corporation" shall mean any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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         3.  Administration.  The Plan shall be administered by a committee (the
"Committee"), consisting of not less than two members of the Board of Directors of the Corporation (the "Board"). The members of the Committee, who shall be selected at a duly convened meeting of the Board of Directors, shall be persons who have not been granted or awarded equity securities of the Corporation under the Plan or any other plan of the Employer or its affiliates, during the year prior to awards of securities under the Plan by the Committee. It is the intent of this Plan that the Committee members shall be "disinterested administrators" as that term is used in Rule 16b-3(c)(2)(i) promulgated by the Securities and Exchange Commission. The members of the Committee shall have all powers, subject to compliance with the Plan, to select officers and directors for participation in the Plan, and to make all decisions concerning the timing, pricing and amount of a grant or award under the Plan.

         The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

         The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

         No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

         4. Eligibility. Subject to certain limitations hereinafter set forth, Options may be granted to employees of (including officers) and consultants to and directors of (whether or not they are employees) the Corporation or its present or future divisions and Subsidiary Corporations. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an Option has been granted hereunder is sometimes referred to herein as an "Optionee." An Optionee shall be eligible to receive more than one grant of an Option during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

         5. Stock. The stock subject to Options hereunder shall be shares of the Corporation's Common Stock, $.01 par value per share ("Common Stock"). Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate

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number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall not exceed 2,750,000. The limitations established by the preceding sentences shall be subject to adjustment as provided in Section 8(i) hereof.

         In the event that any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full the shares of Common Stock allocable to the unexercised portion of such Option (unless the Plan shall have been terminated) shall become available for subsequent grants of options under the Plan.

         6. Incentive Stock Options. Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 8 hereof. Consultants and directors who are not employees of the Corporation shall not be entitled to receive Options pursuant to this Section 6.

         The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options are exercisable for the first time by an Optionee during any calendar year may not exceed $100,000.00. If more than $100,000 of shares is subject to Options held by an Optionee, the Corporation shall cause (A)the maximum number of Options to be designated ISOs and the balance to be designated nonqualified stock options; or (B) different share certificates to be issued on first exercise, such that one certificate shall be issued for the shares which are issued under the ISOs, and another certificate shall be issued for the nonqualified stock options.

         Incentive Stock Options granted under this Plan are intended to satisfy all requirements for incentive stock options under the Code and, notwithstanding any other provision of this Plan, the Plan and all Incentive Stock Options granted under it shall be so construed, and all contrary provisions shall be so limited in scope and effect and, to the extent they cannot be so limited, they shall be void.

         7. Nonqualified Stock Options. Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8 hereof.

         8. Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the Corporation and the Optionee, which agreement shall comply with and be subject to the following terms and conditions:

                  (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

                  (b) Type of Option. Each Option Agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option.

                  (c) Option Price. Each Option Agreement shall state the Option Price, which shall be not less than 100% of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of the Option except that any option granted under the Plan to a person owning more than ten percent of the total combined voting power of the Common Stock shall be at a price of 110% of such fair market value and shall be for a term of no more than five years, in the case of Incentive Stock Options, and not less than 80% of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of the Option in the case of Non- Qualified Stock Options. The Option Price shall be subject to adjustment as provided in Section 8(i) hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

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                  (d) Method of Exercise  and Medium and Time of  Payment.  Each
exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice to the Secretary of the Corporation designating the number of shares as to which the Option is exercised, and shall be accompanied by payment in full of the Option Price (in cash, shares or property) for the number of shares so designated, together with any written statements required by any applicable securities laws. The Option Price shall be paid in cash, in shares of Common Stock having a Fair Market Value equal to such Option Price or in property or in a combination of cash, shares and property, and may be effected in whole or in part (i) with monies received from the Corporation at the time of exercise as a compensatory cash payment, or (ii) with monies borrowed from the Corporation pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of Options and each Optionee; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall be permitted by and be in compliance with applicable law. The Board of Directors shall have the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to purchase the shares of Common Stock hereunder and, if so, to determine the value of the property received.

                  (e) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times the Committee may determine, as reflected in the Option Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that such exercise period shall not exceed ten years from the date of grant of the Option. The exercise period shall be subject to earlier termination as provided in Sections 8(f) and 8(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable; provided, however, that an Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

                  (f) Termination. Except as provided in this Section 8(f) and in Section 8(g) hereof, an Option may not be exercised unless the Optionee is then an employee or director of or consultant to the Corporation or a division or Subsidiary Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the option in a transaction to which Section 425(a) of the Code applies), and unless the Optionee has remained continuously as an employee or director of or consultant to the Corporation since the date of grant of the Option. In the event that the Optionee ceases to be an employee or director of or consultant to the Corporation (other than by reason of death, Disability or retirement), all Options of such Optionee that are exercisable at the time of such cessation may, unless earlier terminated in accordance with their terms, be exercised within three months after such cessation; provided, however, that if the employment or consulting relationship of an Optionee shall terminate, or if a director shall be removed, for cause, all Options theretofore granted to such Optionee shall, to the extent not theretofore exercised, terminate forthwith. Nothing in the Plan or in any Option granted pursuant hereto shall confer upon an individual any right to continue in the employ of the Corporation or any of its divisions or Subsidiary Corporations or interfere in any way with the right of the Corporation or its shareholders or any such division or Subsidiary Corporation to terminate such employment or other relationship between the individual and the Corporation or any of its divisions and subsidiary corporations.

                  (g) Death Disability or Retirement of Optionee. If an Optionee shall die while a director of, or employed by, or a consultant to, the Corporation or a Subsidiary Corporation thereof, or within three months after the termination of such Optionee's employment or directorship or consulting relationship, other than termination for cause, or if the Optionee's employment or directorship or consulting relationship, shall terminate by reason of disability or retirement, all Options theretofore granted to such Optionee (whether or not otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Option by bequest

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or  inheritance  or  otherwise  by  reason  of the  death or  Disability  of the
Optionee, at any time within one year after the date of death, Disability or retirement of the Optionee.

                  (h) Nontransferability. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

                  Any attempted sale, pledge, assignment, hypothecation or other transfer of an option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an option shall be null and void and without force or effect.

                  As a condition  to the  transfer of any shares of Common Stock issued under this Plan, the Corporation may require an opinion of counsel, satisfactory to the Corporation, to the effect that such transfer will not be in violation of the Securities Act of 1933 or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. Further, the Corporation shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Board of Directors determines that such delivery or transfer will not violate applicable securities laws and the Optionee has tendered to the Corporation any federal, state or local tax owed by the Optionee as a result of exercising the Option, or disposing of any Common Stock, when the Corporation has a legal liability to satisfy such tax. The Corporation shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, or under any other state or federal law, rule or regulation. The Corporation is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification. Furthermore, the Corporation will have no liability to any Optionee for refusing to deliver or transfer shares of Common Stock if such refusal is based upon the foregoing provisions of this Paragraph.

                  (i)      Effect of Certain Changes.

                            (1) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and the price per share of such Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                            (2) In the event of the proposed dissolution or liquidation of the Corporation, in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, merger or consolidation; or the Committee may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Committee; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of 30 days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable.

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                            (3)  Paragraph  (2) of this  Section  8(i) shall not
      apply to a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

                            (4) In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

                            (5) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422A of the Code.

                            (6) Except as hereinbefore expressly provided in this Section 8(i), this Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin- off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

                  (j) Rights as Shareholder - Non-Distributive Intent. Neither a person to whom an Option is granted, nor such person's legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such Option, until after the Option is exercised and the shares are issued to the person exercising such Options. Upon exercise of an Option at a time when there is no registration statement in effect under the Securities Act of 1933 relating to the shares issuable upon exercise and available for delivery of a prospectus meeting the requirements of Section 10(a)(3) of said Act, shares may be issued to the Optionee only if the Optionee represents and warrants in writing to the Corporation that the shares purchased are being acquired for investment and not with a view to the distribution thereof. No shares shall be issued upon the exercise of an Option unless and until there shall have been compliance with any then applicable requirements of the Securities and Exchange Commission, or any other regulatory agencies having jurisdiction over the Corporation. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(i) hereof.


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                  (k) Other Provisions.  The Option Agreements  authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of an Option, and (ii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

                  (l) Forfeiture Provisions: All shares of Common Stock purchased on exercise of all Nonqualified Options granted after the date of this Plan Amendment (and all shares of Common Stock purchased on exercise of all Nonqualified Options granted prior to such date provided that the holder consents), shall be subject to forfeiture back to the Corporation in the event of termination of employee, director or consultant status with the Corporation on or before January 5 of the second calendar year after exercise. For example, Common Stock purchased on September 1, 1993 by exercise of a Nonqualified Option, will be subject to forfeiture through January 5, 1995. Provided, that upon exercise of a Nonqualified Option at a time when there is a registration statement in effect under the Securities Act of 1933 relating to the shares issuable upon exercise, the preceding forfeiture provisions of this paragraph shall immediately terminate.

         9. Agreement by Optionee Regarding Withholding Taxes. If the Committee shall so require, as a condition of exercise, each Optionee shall agree that:

                  (a) No later than the date of exercise of any Option granted hereunder, the Optionee will pay to the Corporation or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option; and

                  (b) The Corporation shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Optionee.

                  The Corporation shall not be obligated to advise any Optionee of the existence of any such tax or the amount which the Corporation will be so required to withhold.

         10. Term of Plan. Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.

         11. Amendment and Termination of the Plan. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that any amendment that would materially increase the aggregate number of shares of Common Stock as to which Options may be granted under the Plan or materially increase the benefits accruing to participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding, except that any such increase or modification that may result from adjustments authorized by Section 8(i) hereof shall not require such approval. Except as provided in Section 8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Optionee is obtained.

         12. Approval of Shareholders. The Plan shall take effect upon its adoption by the Board but shall be subject to the approval of the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation, which approval must occur within 12 months after the date the Plan is adopted by the Board.

         13. Assumption. The terms and conditions of any outstanding Options granted pursuant to this Plan shall be assumed by, be binding upon and inure to the benefit of any successor corporation to the

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Corporation and shall continue to be governed by, to the extent applicable,  the terms and conditions of this Plan. Such successor corporation shall not otherwise be obligated to assume this Plan.

         14. Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation or of any Subsidiary, or by any shareholder of the Corporation or of any Subsidiary against any past, present or future member of the Board, or against any employee, or by an employee (past, present or future) against the Corporation or any Subsidiary, will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

         15. Tax Litigation. The Corporation shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to the Plan and which the Board believes to be important to holders of Options issued under the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

         IN WITNESS WHEREOF, the foregoing is the 1998 Stock Option Plan of U.S. Energy Corp., as amended at September 1, 1992, September 3, 1993, January 6, 1994, December 22, 1995, December 13, 1996 and June 15, 1998, and as such, this 1998 Stock Option Plan constitutes a restatement of the 1989 Stock Option Plan. This 1998 Stock Option Plan is to be submitted to the shareholders of the Corporation for approval at the 1998 Annual Meeting of Shareholders.

U.S. ENERGY CORP.



By:        /s/  Max T. Evans
      ----------------------------------
         MAX T. EVANS, Secretary


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                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT made as of this ______ day of ____________, ______ between U.S. Energy Corp., a Wyoming corporation (the "Corporation").
         In accordance with its 1998 Stock Option Plan (the "Plan") as now or hereafter amended, a copy of which is attached hereto and incorporated herein by reference, the Corporation desires, in connection with the services of the Optionee, to provide the Optionee with an opportunity to acquire $.01 pare value common stock (the "Common Stock") of the Corporation on favorable terms and thereby increase the Optionee's proprietary interest in the continue progress and success of the business of the Corporation.
         NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Optionee agree as follows:
         1. Confirmation of Grant of Option. Pursuant to a determination of the Directors of the Corporation (the "Board") on __________, ______, _______ the Corporation, subject to the terms of the Plan and of this Agreement, confirms that the Optionee has been irrevocably granted on ____________, ______ (the "Date of Grant"), as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, a (Qualified) (Non-Qualified) Stock Option pursuant to Section _______ of the Plan (the "Option") to purchase an aggregate of ___________ shares of Common Stock on the terms and conditions herein set forth subject to adjustment as provided in
Section 8 hereof.
         2. Purchase Price. The purchase price of shares of Common Stock covered by the Option will be $________ per share (the "Option Price") subject to adjustment as provided in Section 8 hereof.
         3. Exercise of Option. Except as otherwise provided in Section 8 of the Plan, the Option may be exercised in whole or part at any time during the term of the Option, provided, however, no Option shall be exercisable after the expiration of the term thereof, and no Option shall be exercisable unless the holder shall at the time of exercise have been an employee or director of or a consultant to the corporation or of any subsidiary of the Corporation for a period of at least three months. The Option may be exercised only as to whole shares in increments of 100 shares.
         The Option may be exercised, as provided in this Section 3, by notice and payment to the Corporation as provided in Section 10 hereof and Section 8(d) of the Plan.
         4. Term of Option. The term of the Option will be through ______________, _____, subject to earlier termination or cancellation as provided in this Agreement. Except as otherwise provided in Section 7 hereof, the Option will not be exercisable unless the Optionee shall, at the time of exercise, be an employee or director of or consultant to the Corporation or of a subsidiary. As used in this Agreement, the term "subsidiary" refers to and includes each "subsidiary corporation" as defined in the Plan.
         The holder of the Option will not have any rights to dividends or any other rights of a shareholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him

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(as  evidenced  by the  appropriate  transfer  agent  of the  Corporation)  upon purchase of such shares through exercise of the Option.
         5. Nontransferability of Option. The Option may not be assigned, transferred (except as provided in the next preceding sentence) or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise) otherwise than by will or the laws of descent and distribution, and shall not be subject to execution, attachment, or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event, provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies with the Corporation or any subsidiary may have under this Agreement or otherwise.
         6. Exercise Upon Termination. The Optionee's rights to exercise this Option upon termination of employment or cessation as a director or consultant shall be as set forth in Section 8(f) of the Plan.
         7. Death, Disability or Retirement of Optionee. The Optionee's rights to exercise this Option upon the death, disability or retirement of the Optionee shall be as set forth in Section 8(g) of the Plan.
         8. Adjustments. The Option shall be subject to adjustment upon the occurrence of certain events as set forth in Section 8(i) of the Plan.
         9. No Registration. The Optionee understands that neither the Option nor the shares of Common Stock subject thereto and issuable upon the exercise thereof are registered under the Securities Act of 1933, as amended. The Optionee represents that the Option is being acquired by him and that such shares of Common Stock will be acquired by him for investment and all certificates for the shares issued upon exercise of the Option will bear the following legend:

         The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, the availability of which is to be established to the satisfaction of the Company.

         10. Notices. Each notice relating to this Agreement will be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation shall be addressed to it at its office at Glen L. Larsen Building, 877 North 8th West, Riverton, WY 82501. All notices to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee's address below specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

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         11.  Approval of Counsel.  The  exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporations' counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable
state   securities  laws,  the  rules  and  regulations   thereunder,   and  the
requirements of any stock exchange upon which the Common Stock may then be listed.
         12. Benefits of Agreement. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Optionee and all rights granted to the Corporation under this Agreement will be binding upon the Optionee's heirs, legal representatives and successors.
         13. Governmental and Other Regulations. The exercise of the Option and the Corporation's obligation to sell and deliver shares upon the exercise of rights to purchase shares is subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Corporation, be required.
         14. Incorporation of the Plan. The Plan is attached hereto and incorporated herein by reference. In the event that any provision in this Agreement conflicts with a provision in the Plan, the Plan shall govern.
         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its President or a Vice President and it corporate seal to be hereunto affixed and attested by its Secretary or its Assistant Secretary and the Optionee has hereunto set his hand and seal all as of the date first above written.
                                                U.S. ENERGY CORP.

(Seal)
                                                By:
                                                   -----------------------------
                                                     JOHN L. LARSEN, President
ATTEST:

----------------------------------
MAX T. EVANS, Secretary

         The undersigned Optionee understands the terms of this Option Agreement and the attached Plan and hereby agrees to comply therewith.

Date          , 19

                                                 -------------------------------
                                                 -------------------------------
                                                 (Address of Optionee)

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